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                                                                     Exhibit 4.4
[CONECEL LOGO]


                CONSORCIO ECUATORIANO DE TELECOMUNICACIONES S.A.
                                    CONECEL


                       Capital Social, SA 75.000'000.000


TITULO No. _________________            VALOR DEL TITULO _______________________

Accion(es) No(s) _______________________________________________________________

                                                   valor de cada accion 1.000,00

Conste por el presente titulo que ______________________________________________
es propietaria de ______________________________________________________________
accion(es) Clase B ordinaria(s) nominativa(s) de UN MIL sucres (1.000,00) cada una que se emite(n) a su favor y que corresponde(n) al capital de la compania CONSORCIO ECUATORIANO DE TELECOMUNICACIONES S.A. CONECEL con domicilo principal en QUITO Republica del Ecuador que tiene un capital social de SETENTA Y CINCO MIL MILLONES de sucres dividido en SETENTA Y CINCO MILLONES de acciones ordinarias y nominativas de UN MIL sucres cada una. El contrato de constitucion de la compania fue celebrado mediante Escritura Publica otergada ante el Notario Primero del Canton Quito el dia 24 de Junio de 1993 aprobada por la Superintendencia de Companias e inscrita en el Registro Mercantil del Canton Quito el 30 de Junio de 1993 y anotada bajo el No. 14498 del Repertorio. Al accionista propetario de este Titulo de Accion(es) e corresponden todos los derechos y obligaciones a de la ley y los Estatutos Sociales determinan.



Fecha: ___________________________________ de 19____


PRESIDENTE                                                  PRESIDENTE EJECUTIVO
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                                 TRANSFERENCIAS



      Cede y tranfiero la(s) accion(es) correspondiente(s) a este Titulo a




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         Cedente                                      Cesionario



             Se tomo nota de esta cesion en el Registro respectivo

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      Cede y tranfiero la(s) accion(es) correspondiente(s) a este Titulo a




                                        de                             de 19


         Cedente                                      Cesionario



             Se tomo nota de esta cesion en el Registro respectivo

                                        de                             de 19


      Cede y tranfiero la(s) accion(es) correspondiente(s) a este Titulo a




                                        de                             de 19


         Cedente                                      Cesionario



             Se tomo nota de esta cesion en el Registro respectivo

                                        de                             de 19